Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ANNOUNCES FIRST QUARTER RESULTS
REVENUE OF $66.8 MILLION
EARNINGS PER SHARE OF $0.77

Westwood, MA – January 8, 2020 – Chase Corporation (NYSE American: CCF), a global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across diverse market sectors, today announced financial results for the quarter ended November 30, 2019, the first quarter of its fiscal 2020.

FIRST QUARTER
● Revenue decreased 8% to $66.80M
● Operating income decreased 13% to $10.73M
● Net income decreased 17% to $7.36M
● Diluted EPS decreased 17% to $0.77
● Net cash provided by operating activities increased 57% to $18.15M
● EBITDA decreased 14% to $14.09M*
● Adjusted EBITDA decreased 12% to $14.74M*
● Adjusted diluted EPS decreased 14% to $0.83*
● Free cash flow increased 60% to $17.45M*

* Reconciliations of the non-GAAP financial measures to Chase’s GAAP financial results are included at the end of this release.  See also “Use of Non-GAAP Financial Measures” below.

Adam P. Chase, President and Chief Executive Officer, commented, “In the first quarter of fiscal 2020, prior year macroeconomic challenges to our top-line persisted, but so too did many of the improvements realized in the second half of fiscal 2019. Our focus and discipline on executing operational initiatives enabled us to achieve a period-over-period increase in relative gross margin and growth in cash flows from operations.

“Revenue volume for the quarter compared unfavorably to the prior year. This was driven internationally by continued tightness in Asian and Middle Eastern markets, and domestically by a current quarter slowdown in demand for wire and cable materials and toll manufacturing services, as well as the non-repeating of large-scale infrastructure projects observed in the prior year.

“Despite the sales volume challenges, the quarter saw improvement in gross margin as a percentage of revenue over the prior year due to efficiencies realized through our facility consolidation and rationalization efforts, an improved sales mix bolstered by a planned reduction in low-margin tolling services, and price increases enacted in the prior fiscal year.”

Adhesives, Sealants and Additives:

	For the Three Months Ended November 30,
	2019	2018
Revenue	$25,822	$26,698
Cost of products and services sold	14,532	14,992
Gross Margin	$11,290	$11,706
Gross Margin %	44%	44%

“Revenue for the Adhesives, Sealants and Additives segment compared unfavorably for the first quarter of fiscal 2020, driven by sales volume decreases in our electronic and industrial coatings product line, which bore the brunt of the slowdown in Asian markets. The segment benefited from a favorable revenue performance by the specialty chemical intermediates product line, which, given its robust sales in North American markets, helped to partially offset the Asian shortfalls of the segment’s other product line.”

Industrial Tapes:

	For the Three Months Ended November 30,
	2019	2018
Revenue	$30,124	$33,462
Cost of products and services sold	21,319	24,618
Gross Margin	$8,805	$8,844
Gross Margin %	29%	26%

“The first quarter saw tempered demand in volume for our cable materials product line, negatively impacting revenue for the Industrial Tapes segment. The reduced revenue in the current year was also attributable to the challenges faced by our electronic materials product line, which has heavy exposure to Asian end-markets. Positively impacting the segment, the quarter did see a strong performance by the pulling and detection product line’s North American-focused sales, which have benefited from the 5G network build-out macrotrend.

“Additionally, the segment’s gross margin as a percentage of revenue improved compared to the prior year — a benefit of the prior year’s strategic consolidation of wire and cable materials manufacturing previously housed in our Pawtucket, RI plant into our Oxford, MA and Lenoir, NC locations. Also helping to drive an improved margin percentage was a more favorable sales mix, as we transition away from providing low-margin toll manufacturing services provided to the buyer of certain of our recently divested businesses.”

Corrosion Protection and Waterproofing:

	For the Three Months Ended November 30,
	2019	2018
Revenue	$10,856	$12,343
Cost of products and services sold	5,932	6,965
Gross Margin	$4,924	$5,378
Gross Margin %	45%	44%

“In the Corrosion Protection and Waterproofing segment, first quarter revenue was unfavorable to the prior year, most significantly impacted by sales volume decreases in the bridge and highway, pipeline coatings, and coating and lining systems product lines. In comparison to the prior year, the first quarter of fiscal 2020 was characterized by fewer large-scale bridge projects in the U.S. and continued slow construction starts in the Middle East. Partially mitigating the decline was the strength of our building envelope product line sales, which surpassed prior year revenue.”

Other Matters:

Christian J. Talma, Chief Financial Officer, added, “In the first quarter of fiscal 2020, our strong operational cash flows continued, with free cash flow for the period exceeding the prior year by 60%. With our debt paid off in full in the prior year, these results have allowed us to increase our cash balance to $66.06 million — providing us improved liquidity and complementing our strong balance sheet.  While no acquisition event was consummated in the current period, we did utilize cash on hand to continue our operations optimization efforts — continuing the process of consolidating our pulling and detection operations into our Hickory, NC facility, and beginning an exploratory process into upgrading our companywide ERP system.

“We also recognized a foreign exchange loss in the quarter of $0.50 million, mainly on the strengthening British pound sterling and representing a swing from the nominal gain recognized in the prior year to other income (expense) on our statement of operations.”

Mr. Chase also commented, “We continue to be very active in exploring, evaluating and pursuing potential acquisition targets, while staying true to our intentionally deliberate and disciplined approach. We are currently well-positioned to capitalize on right-fit target opportunities as they become available. M&A, along with product and market development and our plant rationalization and consolidation initiatives, will remain our strategy and our focus throughout 2020, as we work to grow our profit margin and our business as a whole.”

The following table summarizes the Company’s unaudited financial results for the three months ended November 30, 2019 and 2018.

	For the Three Months Ended November 30,
All figures in thousands, except per share figures	2019	2018
Revenue	$66,802	$72,503
Costs and Expenses
Cost of products and services sold	41,783	46,575
Selling, general and administrative expenses	13,640	13,362
Operations optimization costs	649	260
Operating income	10,730	12,306
Interest expense	(55)	(204)
Other income (expense)	(604)	(294)
Income before income taxes	10,071	11,808
Income taxes	2,709	2,985
Net income	$7,362	$8,823
Net income per diluted share	$0.77	$0.93
Weighted average diluted shares outstanding	9,434	9,381
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$7,362	$8,823
Interest expense	55	204
Income taxes	2,709	2,985
Depreciation expense	1,053	1,238
Amortization expense	2,914	3,113
EBITDA	$14,093	$16,363
Operations optimization costs	649	260
Pension settlement costs	—	200
Adjusted EBITDA	$14,742	$16,823

	For the Three Months Ended November 30,
	2019	2018
Reconciliation of net income to adjusted net income
Net income	$7,362	$8,823
Operations optimization costs	649	260
Pension settlement costs	—	200
Income taxes **	(136)	(97)
Adjusted net income	$7,875	$9,186
Adjusted net income per diluted share (Adjusted diluted EPS)	$0.83	$0.97

	For the Three Months Ended November 30,
	2019	2018
Reconciliation of cash provided by operations to free cash flow
Net cash provided by operating activities	$18,153	$11,577
Purchases of property, plant and equipment	(699)	(639)
Free cash flow	$17,454	$10,938

** For the three months ended November 30, 2019 and 2018 represents the aggregate tax effect assuming a 21% tax rate for the items impacting pre-tax income, which is our estimated effective U.S. statutory Federal tax rate for fiscal 2020 and which was our effective U.S. statutory Federal tax rate for fiscal year 2019 .

Contact:

Ruthanne Hawkins

Shareholder & Investor Relations Department

Phone:(781) 332-0700

E-mail:investorrelations@chasecorp.com

Website:www.chasecorp.com

Chase Corporation, a  global specialty chemicals company that was founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world.

Use of Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. Adjusted net income, Adjusted diluted EPS, EBITDA,  Adjusted EBITDA and Free cash flow are non-GAAP financial measures.  The Company believes that Adjusted net income, Adjusted diluted EPS, EBITDA,  Adjusted EBITDA and Free cash flow are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance.  The Company believes Adjusted net income, Adjusted diluted EPS,  EBITDA, Adjusted EBITDA and Free cash flow are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. However, Chase’s calculation of Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow may not be comparable to similarly-titled measures published by others. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential”, among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.